As filed with the Securities and Exchange Commission on July 8, 1998

                                                         SEC File No. 33-96892-A
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                        ---------------------------------





                             TERRACE HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)




         Delaware                         5812                   65-0594270
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
     of incorporation          Industrial Classification     Identification No.)
      or organization)                Code Number)


                              1351 N.W. 22nd Street
                          Pompano Beach, Florida 33069
                                  954-917-7272
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                 principal executive offices and principal place
                                of business)




        To Remove from Registration the 1,637,500 Shares of Common Stock Underlying 1,637,500 Warrants Issued in or Prior to the
                      Registrant's Initial Public Offering

                ------------------------------------------------

                                EXPLANATORY NOTE


         In accordance with Item 28, the Registrant hereby removes from registration all of the 1,437,500 shares of Common Stock underlying Redeemable Common Stock Purchase Warrants heretofore registered by means of this
Registration Statement. In addition, the Registrant hereby removes from registration 200,000 shares of Common Stock underlying Class A Warrants heretofore registered by means of this Registration Statement. These 1,637,500 shares of Common Stock are the subject of a new pending registration statement filed with the Commission in January, 1998, (Commission File No. 333-45195).

         Accordingly, all of such 1,637,500 shares of Common Stock underlying the aforementioned Warrants and heretofore registered in this Registration Statement are hereby removed from registration.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on the 8th day of July, 1998.


                                  TERRACE HOLDINGS, INC.

                              By: /s/ Jonathan S. Lasko
                                  -------------------------
                                  Jonathan S. Lasko, Executive Vice-President



    In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                     Title                              Date
----------                     -----                              ----

/s/ Steven Shulman             Director and Chief                 July 8, 1998
--------------------------
Steven Shulman                 Executive Officer

/s/ Samuel H. Lasko            President and Director             July 8, 1998
--------------------------
Samuel H. Lasko

/s/ Jonathan S. Lasko          Executive Vice-President,          July 8, 1998
--------------------------     Secretary, Chief Operating
Jonathan S. Lasko              Officer, Principal Financial
                               Officer and Director


/s/ Bruce S. Phillips          Director                           July 8, 1998
--------------------------
Bruce S. Phillips

/s/ Mario Jacobs               Principal Accounting Officer       July 8, 1998
--------------------------
Mario Jacobs

/s/ Bernard Rubin, M.D         Director                           July 8, 1998
--------------------------
Bernard Rubin, M.D.

/s/ Richard Power              Director                           July 8, 1998
--------------------------
Richard Power

/s/ Fred A. Seigel             Director                           July 8, 1998
--------------------------
Fred A. Seigel